Exhibit 99.1

News Release

FOR RELEASE AT
Wednesday, February 4, 2004
4:00 pm Eastern/1:00 pm Pacific

Investor Contact:
Mark Lamb
Director – Investor Relations
(425) 519-4034
markl@Onyx.com

Onyx Announces Q4 and 2003 Results

BELLEVUE, WA. —Onyx® Software Corp. (NASDAQ: ONXS), a worldwide leader in successful customer relationship management (CRM), today announced results for the fourth quarter and year ended December 31, 2003.

Fourth Quarter Financial Summary
Revenue for the fourth quarter of 2003 was $13.0 million, compared to $17.2 million in the fourth quarter of 2002. Reported net loss for the fourth quarter of 2003 was $1.6 million, or a loss of $0.11 per share, compared to a reported net loss of $1.7 million or a loss of $0.13 per share in the fourth quarter of 2002. All per share amounts in this release reflect the impact of the company’s one-for-four reverse stock split announced July 23, 2003.

Non-GAAP operating loss for the fourth quarter of 2003, which excludes amortization of intangibles, stock-based compensation expense and restructuring was $1.1 million, compared to a non-GAAP operating loss of $0.5 million for the fourth quarter of 2002. Onyx believes that supplementary disclosure regarding non-GAAP operating loss assists in comparing current operating results with those of past periods. A reconciliation of non-GAAP operating loss with actual operating loss is attached to the financial tables included below in this release.

2003 Financial Summary
Revenue for 2003 was $58.4 million, compared to $69.4 million in 2002. Reported net loss for 2003 was $6.2 million, or a loss of $0.46 per share, compared to a reported net loss of $13.8 million or a loss $1.10 per share in 2002.

Non-GAAP operating loss for 2003, which excludes amortization of intangibles, stock-based compensation expense and restructuring was $3.9 million, compared to a non-GAAP operating loss of $4.0 million for 2002.

Business Summary
“Onyx Software continued to attract name-brand license customers in the fourth quarter,” said CEO Brent Frei. “We expanded our success in targeted vertical markets and made progress through our partner distribution channel particularly in international markets.”

Sixteen companies and organizations became new Onyx customers in the fourth quarter and 30 existing customers expanded their Onyx deployments. No customer accounted for as much as 10 percent of total revenue.

Onyx’s direct sales force sold approximately 60 percent of license revenue with the remaining license revenue sold through partners, many on an assisted basis. The geographic distribution of fourth quarter revenue was 59 percent in the Americas and 41 percent from the rest of the world.

End of year cash position was $11.9 million, roughly flat with $12.0 million at the end of the third quarter. This is despite $1.6 million in fourth quarter cash payments to reduce restructuring liabilities. The minimal net use of cash reflects the benefit from a solid Q3 performance and seasonal maintenance renewal activity.

Partner Progress and Replicated Success Achieved in Targeted Markets
In the fourth quarter Onyx added one of the world’s leading providers of imaging systems for consumer, business and industrial markets. Onyx also signed a related reseller partner agreement with Toyo Business Engineering.

Fujitsu brought Onyx two new pharmaceutical license customers in the fourth quarter following their successful implementation of Onyx Employee Portal at a leading Japanese pharmaceutical company. Fujitsu signed a reseller partner agreement with Onyx during the quarter.

Deloitte & Touche UK and SX3 had add-on orders from the London Borough of Lambeth and the Cambridgeshire County Council, extending the success of the Onyx eShop product specifically developed to meet the CRM needs of local governments.

In Healthcare, Onyx was selected by Gentiva Health Services and SCAN became an Onyx CRM OnDemand customer hosted by IBM.

Leading financial services companies continued to select Onyx in the fourth quarter, including Blackrock, Boston Private Bank & Trust, Royal & Sun Alliance, and Schroders & Co. During the fourth quarter, Onyx introduced the Onyx Account Origination Manager designed to help streamline the process of applying for and establishing a new account within various financial services institutions. In January 2004, Onyx announced a new edition of Onyx CRM for Investment Management solution including several new components targeted at helping investment managers acquire new clients, retain existing ones, and focus resources on the most profitable clients. Onyx is a leading full-suite CRM vendor in the financial services market, counting among its customers 12 of the top 50 asset management firms in the world.

Additional Onyx license customers in the fourth quarter included CCH Australia, Compu-Mentor, Green King BBW PLC, ONE GmbH, Starbucks Coffee Company and WatchGuard Technologies.

Onyx Software Rated Positive in Gartner’s 2004 CRM MarketScope for Midsize Enterprises
Onyx is highlighted in a series of research studies recently published by Gartner, Inc.

In Gartner’s new report MarketScope: CRM Software for Midsize Enterprises, 1H041, Onyx is one of only three vendors to receive a positive rating of seventeen CRM vendors evaluated.

Onyx has the highest CRM maturity rating in a Gartner research survey of small and medium-sized businesses SMBs Boost Their CRM Maturity with Software2. Improved organizational collaboration, a more consistent customer experience, and improved quality of information available on customers are all key building blocks in Gartner’s view of CRM maturity. Onyx users rated themselves more mature in CRM than users of 8 alternative midmarket CRM packages , and 75 percent of the 8 Onyx clients surveyed stated they had achieved a positive ROI. Gartner believes CRM user maturity is significant because previous Gartner research suggests a strong correlation between CRM maturity and profitability.

In related Gartner research, SMBs Report High User Satisfaction with CRM Software3, Onyx ranked a very close second out of 12 midmarket focused CRM vendors in overall user satisfaction. Additionally, Onyx scored significantly higher in CRM maturity than the vendor scoring first in customer satisfaction.

These Gartner research results are the latest in a series of industry acknowledgements Onyx has received. In 2003, Onyx and its customers were recognized by other groups, including:

•	CRM Magazine recognized Onyx (#1 vendor in the Mid-Market), Onyx customer University of Pittsburgh Medical Center (ROI Excellence), and Onyx Executives Brent Frei and Mary Reeder (Vendor Leadership) in its “CRM Leader Awards"

•	A survey conducted by Peerstone Research stated that 91% of Onyx customers would choose Onyx again if they had to start their CRM project all over. By comparison, less than 50% of the leading competitor’s customers said the same.

•	Customer Inter@ction Solutions presented Onyx with a CRM Excellence Award in 2003 based on product excellence and partnership relationships with customers and clients.

Sources:
1. MarketScope: CRM Software for Midsize Enterprises, 1H04, Wendy Close, Gartner Inc, December 19, 2003.
2. SMBs Boost Their CRM Maturity with Software, Wendy Close, Gartner Inc., December 4, 2003.
3. SMBs Report High User Satisfaction With CRM Software, Wendy Close, Gartner, Inc., November 18, 2003.

Business Outlook
The business environment remains challenging for Onyx. While a wide range of results remain possible in the first quarter of 2004 – including the potential to realize the upside of many sales opportunities – license and service activity had a slower-than-expected start in the first quarter. Management now believes that the probability of reporting a non-GAAP profit for the first quarter of 2004 is much less likely compared to the assessment at the time of the company’s preliminary announcement.

Onyx Software Conference Call
Onyx Software will hold its quarterly conference call to discuss final results for the fourth quarter of 2003 on Wednesday, February 4, 2004, at 4:30 p.m. Eastern time. The live broadcast of Onyx Software’s quarterly conference call will be available online at www.onyx.com or www.companyboardroom.com. The call will be archived and available for replay for one week. Alternatively, you can participate by phone.

When: Wednesday, February 4, 2004

Time: 4:30 pm (Eastern) / 1:30 pm (Pacific)

Dial-In: 1-800-299-6183

International Dial-In: 1-617-801-9713

Passcode: 89138925

Replay: 1-617-801-6888 (available from 6:30 pm ET 2/4/04 through 11:59 pm ET 2/11/04)

Passcode: 707520036

About Onyx Software

Onyx Software Corp. (Nasdaq: ONXS), a worldwide leader in delivering successful CRM, offers a fast, cost-effective, usable solution that shares critical information among employees, customers and partners through three role-specific, Web services-based portals. The Onyx approach delivers real-world success by aligning CRM technology with business objectives, strategies and processes. Companies rely on Onyx across multiple departments to create a superior customer experience and a profitable bottom line. Onyx serves customers worldwide in a variety of industries, including financial services, healthcare, high technology and the public sector. Customers include Amway, United Kingdom lottery operator Camelot, Delta Dental, Microsoft Corporation, Mellon Financial Corporation, The Regence Group, State Street Corporation and Suncorp. More information can be found at (888) ASK-ONYX, info@onyx.com or http://www.onyx.com/.

Forward-Looking Statement

This press release contains forward-looking statements, including statements potential to realize sales opportunities and about our expectations for future financial performance. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “predict”, “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx’s actual results include, but are not limited to our ability to realize pending or future sales opportunities, our ability to achieve license revenue growth and manage our business to profitability in future fiscal periods, and the “Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price” described in our quarterly report on form 10-Q for the period ended September 30, 2003. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

# # #

Onyx is a registered trademark of Onyx Software Corp. in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.

Onyx Software Corporation
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2003	2002	2003	2002

Revenue
License	$2,769	$5,805	$12,143	$22,633
Service	10,187	11,426	46,230	46,751

Total revenue	12,956	17,231	58,373	69,384
Costs of revenue
Cost of license	191	473	848	1,140
Amortization of acquired technology	3	84	255	498
Cost of service	4,582	4,947	20,711	20,128

Total cost of revenue	4,776	5,504	21,814	21,766
Gross margin	8,180	11,727	36,559	47,618
Operating Expenses
Sales and marketing	4,604	7,006	20,629	27,947
Research and development	2,764	3,239	11,838	14,745
General and administrative	1,952	2,091	8,205	9,449
Restructuring and other-related charges	166	762	1,422	8,491
Amortization of other acquisition-related	209	209	836
intangibles				836
Amortization of stock-based compensation	38	45	70	248

Total operating expenses	9,733	13,352	43,000	61,716

Operating loss	(1,553)	(1,625)	(6,441)	(14,098)

Other income (expense), net	75	(46)	78	(119)
Change in fair value of outstanding warrants	221	—	355	—

Loss before income taxes	(1,257)	(1,671)	(6,008)	(14,217)
Income tax provision	257	202	264	585
Minority interest in income (loss) of consolidated subsidiary	82	(215)	(118)	(1,032)

Net loss	$(1,596)	$(1,658)	$(6,154)	$(13,770)

Basic and diluted net loss per share (A)	$(0.11)	$(0.13)	$(0.46)	$(1.10)

Shares used in computation of basic and diluted net loss per share (A)	13,914	12,642	13,442	12,481

(A) On July 23, 2003, the company announced a one-for-four reverse stock split authorized by its shareholders. All share and per share amounts in the accompanying consolidated financial statements have been adjusted to reflect this reverse stock split.

Onyx Software Corporation
Supplemental Non-GAAP Information:
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2003	2002	2003	2002

Operating loss	$(1,553)	$(1,625)	$(6,441)	$(14,098)
Adjustments to reconcile operating loss in the financial statements to non-GAAP operating loss:
Restructuring charges Facilities	85	(1,641)	444	5,281
Asset impairments	—	1,614	209	2,204
Severance	81	789	769	1,266
Other	—	—	—	(260)

Total restructuring charges	166	762	1,422	8,491
Amortization of acquired technology	3	84	255	498
Amortization of other acquisition-related intangibles	209	209	836	836
Amortization of stock-based compensation	38	45	70	248

Non-GAAP operating loss	$(1,137)	$(525)	$(3,858)	$(4,025)

Net loss	$(1,596)	$(1,658)	$(6,154)	$(13,770)
Adjustments to reconcile net loss in the financial statements to non-GAAP net loss:
Restructuring charges Facilities	85	(1,641)	444	5,281
Asset impairments	—	1,614	209	2,204
Severance	81	789	769	1,266
Other	—	—	—	(260)

Total restructuring charges	166	762	1,422	8,491
Amortization of acquired technology	3	84	255	498
Amortization of other acquisition-related intangibles	209	209	836	836
Amortization of stock-based compensation	38	45	70	248
Change in fair value of outstanding warrants	(221)	—	(355)	—
Deferred income tax associated with acquisitions	(71)	(71)	(284)	(350)

Non-GAAP net loss	$(1,472)	$(629)	$(4,210)	$(4,047)

Non-GAAP basic and diluted net loss per share	$(0.11)	$(0.05)	$(0.31)	$(0.32)

Shares used in computation of non-GAAP basic and diluted net loss per share	13,914	12,642	13,442	12,481

Onyx Software Corporation
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	December 31,	December 31,
	2003	2002

Assets
Current Assets:
Cash and cash equivalents (B)	$11,850	$19,279
Accounts receivable, net	12,245	14,408
Prepaid expenses and other current assets	1,666	3,374
Current deferred tax asset	362	273

Total current assets	26,123	37,334

Property and equipment, net	4,277	6,474
Purchased technology, net	—	253
Other intangibles, net	675	1,461
Goodwill, net	9,508	8,180
Other assets	842	1,085

Total Assets	$41,425	$54,787

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$883	$1,484
Salary and benefits payable	946	1,675
Accrued liabilities	2,373	3,147
Income taxes payable	770	660
Current portion long-term liabilities	—	180
Current portion of restructuring-related liabilities	2,758	10,224
Deferred revenue	16,078	16,258

Total current liabilities	23,808	33,628

Long-term liabilities	—	77
Long-term restructuring-related liabilities	405	2,600
Long-term restructuring-related liabilities – warrants	565	920
Deferred tax liability	229	497
Minority interest in joint venture	119	237

Shareholders’ Equity
Common stock	142,682	139,459
Deferred stock-based compensation	—	(84)
Accumulated deficit	(128,215)	(122,061)
Accumulated other comprehensive income (loss)	1,832	(486)

Total shareholders’ equity	16,299	16,828

Total Liabilities and Shareholders’ Equity	$41,425	$54,787

(B) Includes $1.7 million and $2.2 million in restricted cash as of December 31, 2003 and December 31, 2002, respectively, which was pledged in conjunction with the company’s line of credit as of December 31, 2003 and the company’s line of credit and corporate card program as of December 31, 2002.